Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)    Registration Statement (Form S-3 No. 333-239134) of Genprex, Inc.,

2)    Registration Statement (Form S-3 No. 333-271386) of Genprex, Inc.,

3)    Registration Statement (Form S-8 No. 333-237543) of Genprex, Inc.,

4)    Registration Statement (Form S-8 No. 333-266896) of Genprex, Inc., and

5)    Registration Statement (Form S-8 No. 333-269865) of Genprex, Inc.

of our report dated March 31, 2023, with respect to the financial statements of Genprex, Inc. as of and for the year ended December 31, 2022, which are included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

April 1, 2024